Amendment No. 31 to

FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SYBASE, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation or organization	94-2951005 (I.R.S. Employer Identification No.)

One Sybase Drive, Dublin, CA 94568
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A (c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

[1]	See “Explanatory Note,” below.

EXPLANATORY NOTE

     The purpose of this Amendment No. 3 is to correct the cover page of registrant’s Amendment No. 2 to Form 8-A filed September 20, 2004 to identify the title of the securities to be registered and the exchange on which the securities will be registered.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 22, 2004		SYBASE, INC.
	By:	/S/ TERESA D. CHUH Teresa D. Chuh Assistant Secretary